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                                 EXHIBIT 11.1
                           DSP COMMUNICATIONS, INC.

        STATEMENT REGARDING COMPUTATION OF NET INCOME (LOSS) PER SHARE
                     (in thousands except per share data)

                                                     YEARS ENDED DECEMBER 31,

                                                    1996       1995      1994
                                                -----------  --------- ---------
 Primary:

 Shares used in calculation of net income
    (loss) per share:

 Average common and Class B Ordinary shares
  outstanding                                      41,865     30,252     11,912
 Net effect of dilutive stock options and
  warrants                                          3,699         --      3,080
 Shares related to SAB Nos. 55, 64 and 83              --         --      1,584
 Class A Convertible Ordinary shares, if
   converted                                           --         --      9,048
                                                  -----------------------------
                                                   45,564     30,252     25,624
                                                  -----------------------------
                                                  -----------------------------
 Net income (loss)                                $21,750    $(2,358)   $ 2,233
                                                  -----------------------------
                                                  -----------------------------
 Net income (loss) per share                      $  0.48    $ (0.08)   $  0.09
                                                  -----------------------------
                                                  -----------------------------

                                                     YEARS ENDED DECEMBER 31,

                                                    1996       1995      1994
                                                -----------  --------- ---------
 Fully Diluted:
 Shares used in calculation of net income
    (loss) per share:
 Average common and Class B Ordinary shares
  outstanding                                      41,865     30,252     11,912
 Net effect of dilutive stock options and
  warrants                                          3,895         --      3,080
 Shares related to SAB Nos. 55, 64 and 83              --         --      1,584
 Class A Convertible Ordinary shares, if
   converted                                           --         --      9,048
                                                  -----------------------------
                                                   45,760     30,252     25,624
                                                  -----------------------------
                                                  -----------------------------
 Net income (loss)                                $21,750    $(2,358)   $ 2,233
                                                  -----------------------------
                                                  -----------------------------
 Net income (loss) per share                      $  0.48    $ (0.08)   $  0.09
                                                  -----------------------------
                                                  -----------------------------

Note: Net income (loss) per share information reflects the common stock two-for-one split effected in March 1996 and the common stock two-for-one split effected in December 1996.